UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2024

Markforged Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

001-39453	92-3037714
(Commission File Number)	(I.R.S. Employer Identification No.)

60 Tower Road Waltham, MA	02451
(Address of Principal Executive Offices)	(Zip Code)

(866) 496-1805

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol:	Name of Each Exchange on Which Registered:
Common Stock, $0.0001 par value per share	MKFG	New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, $0.0001 par value	MKFG.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On May 8, 2024, Markforged Holding Corporation (the “Company”) announced its financial results for the first quarter ended March 31, 2024. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”), the Board appointed George Riedel to the Board as a Class II director for the term expiring on the date of the annual meeting of the stockholders to be held in 2026 and until his successor is duly elected and qualified, or until his earlier resignation or removal, effective immediately. Simultaneously with Mr. Riedel’s appointment, the Board increased its size from eight to nine directors. The Board has determined that Mr. Riedel qualifies as an independent director under the listing standards of the New York Stock Exchange. The Board has not yet determined committee assignments for Mr. Riedel.

As a non-employee director, Mr. Riedel will be compensated for his service on the Board in accordance with the Company’s director compensation arrangements applicable to the Company’s non-employee directors, as more fully described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 26, 2024. In accordance with those arrangements, Mr. Riedel will receive a retainer of $50,000 per year for his service on the Board. In addition, on May 7, 2024 the Board approved an equity award of restricted stock units for Mr. Riedel pursuant to the Company’s 2021 Stock Option and Incentive Plan having a value of $75,000. The restricted stock unit award is scheduled to vest in three equal annual installments, subject to Mr. Riedel’s continued service through each vesting date.

The Company also entered into an indemnification agreement with Mr. Riedel in connection with his appointment to the Board, which is in substantially the same form as that entered into with the other directors of the Company. There are no other arrangements or understandings between Mr. Riedel and any other persons pursuant to which he was selected as a director. Additionally, Mr. Riedel has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by the registrant on May 8, 2024, furnished herewith.

101.SCH	Inline XBRL Taxonomy Extension Schema with Embedded Linkbases document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKFORGED HOLDING CORPORATION

Date: May 8, 2024	By:	/s/ Assaf Zipori
Assaf Zipori
Chief Financial Officer